UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

JUST ENERGY GROUP INC.

(Exact name of registrant as specified in its charter)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6345 Dixie Road, Suite 200 Mississauga, Ontario, Canada	L5T 2E6
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Shares	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-208289

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.         Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder are 8.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Shares (the “Series A Preferred Shares”) of Just Energy Group Inc., a corporation organized under the Canada Business Corporations Act (the “Registrant”). The descriptions of the general terms and provisions of the Series A Preferred Shares as set forth under the caption “Description of Preferred Shares” in the prospectus included in the Registrant’s registration statement on Form F-10 (File No. 333-208289), as amended, filed with the Securities and Exchange Commission (the “SEC”) on December 1, 2015, and declared effective by the SEC on December 15, 2015, and under the captions “Description of the Series A Preferred Shares” and “Material Tax Considerations” in the prospectus supplement thereto dated January 30, 2017, which was filed with the SEC pursuant to General Instruction II.L of Form F-10 under the Securities Act of 1933, as amended, are incorporated by reference herein.

Item 2.         Exhibits.

The following exhibits to this Registration Statement on Form 8-A are filed herewith or incorporated by reference from the documents specified which have been previously filed with the SEC.

Exhibit Number	Description

1	Registration Statement on Form F-10 (Registration No. 333-208289), as amended, filed with the SEC on December 1, 2015 (incorporated herein by reference).

2	Articles of Arrangement of the Registrant.*

3	Articles of Amendment of the Registrant.*

4	By-Laws of the Registrant.*

5	Specimen Stock Certificate for the Series A Preferred Shares.*

*Filed Herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 7, 2017	JUST ENERGY GROUP INC.

	By:	/s/ Patrick McCullough
		Name:	Patrick McCullough
		Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

1	Registration Statement on Form F-10 (Registration No. 333-208289), as amended, filed with the SEC on December 1, 2015 (incorporated herein by reference).

2	Articles of Arrangement of the Registrant.*

3	Articles of Amendment of the Registrant.*

4	By-Laws of the Registrant.*

5	Specimen Stock Certificate for the Series A Preferred Shares.*

*Filed Herewith.